As filed with the Securities and Exchange Commission on November 11, 2011

Registration No. 333-157053

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
       Washington, D.C.  20549
___________________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
 FORM S-8
REGISTRATION STATEMENT
 Under
THE SECURITIES ACT OF 1933
___________________________________

MGIC INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	39-1486475
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

250 East Kilbourn Avenue
Milwaukee, Wisconsin  53202
 (Address, including zip code, of registrant’s principal executive offices)
____________________________________

MGIC Profit Sharing and Savings Plan
 (Full title of the plan)

Jeffrey H. Lane
Executive Vice President, General Counsel and Secretary
MGIC Investment Corporation
250 East Kilbourn Avenue
Milwaukee, Wisconsin  53202
(414) 347-6406
(Name, address, and telephone number, including area code, of agent for service)
_____________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Termination of Registration

Registration Statement No. 333-157053 on Form S-8, filed January 30, 2009 (the “Registration Statement”), covered 7,500,000 shares of Common Stock, par value $1.00 per share, and 7,500,000 shares of Common Share Purchase Rights of MGIC Investment Corporation, a Wisconsin corporation (the “Company”), issuable by the Company pursuant to the MGIC Profit Sharing and Savings Plan (f/k/a MGIC Investment Corporation Profit Sharing and Savings Plan) (the “Plan”).  The Registration Statement also covered an indeterminate amount of interests to be offered or sold pursuant to the Plan.  Additional shares of Common Stock and Common Share Purchase Rights and additional interests to be offered or sold pursuant to the Plan had previously been registered pursuant to the following registration statements on Form S-8 filed by the Company with the Securities and Exchange Commission:

Filing Date	File Number
May 4, 1995	33-92128
February 28, 2001	333-56350
March 28, 2005	333-123627

Beginning March 30, 2009, participants in the Plan were no longer able to make additional investments in a Company stock fund within their Plan accounts.

In accordance with undertakings made by the Company in its Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby removes from registration all securities registered but not sold under the Registration Statement, including Common Stock, Common Stock Purchase Rights and interests to be offered or sold pursuant to the Plan.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-157053 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on November 11, 2011.

MGIC INVESTMENT CORPORATION

By:	/s/J. Michael Lauer
J. Michael Lauer
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following person in the indicated capacities on November 11, 2011.

Signature	Title

/s/ Curt S. Culver	Chairman and Chief Executive Officer and Director
Curt S. Culver	(Principal Executive Officer)

/s/ J. Michael Lauer	Executive Vice President and Chief Financial Officer
J. Michael Lauer	(Principal Financial Officer)

/s/ Timothy J. Mattke	Vice President, Controller and Chief Accounting Officer
Timothy J. Mattke	(Principal Accounting Officer)

*	Director
James A. Abbott

*	Director
Thomas M. Hagerty

*	Director
Kenneth M. Jastrow, II

*	Director
Daniel P. Kearney

*	Director
Michael E. Lehman

*	Director
William A. McIntosh

*	Director
Leslie M. Muma

*	Director
Donald T. Nicolaisen

*	Director
Mark M. Zandi

* By:	/s/ J. Michael Lauer
J. Michael Lauer, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, as amended, all of the members of the Plan Administrative Committee (acting as Plan Administrator) have duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on November 11, 2011.

MGIC PROFIT SHARING AND SAVINGS PLAN

By:	/s/J. Michael Lauer
J. Michael Lauer
Member of the Plan Administrative Committee

By:	/s/ Kurt J. Thomas
Kurt J. Thomas
Member of the Plan Administrative Committee

By:	/s/ James A. Karpowicz
James A. Karpowicz
Member of the Plan Administrative Committee

 EXHIBIT INDEX
MGIC INVESTMENT CORPORATION
MGIC PROFIT SHARING AND SAVINGS PLAN

(24)	Powers of Attorney relating to this filing